   As filed with the Securities and Exchange Commission on October 31, 2001

                                                     Registration No. 333-62146
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------


                                Amendment No. 3

                                      to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------
                                Razorfish, Inc.
            (Exact name of registrant as specified in its charter)

                               32 Mercer Street
                           New York, New York 10013
                                (212) 966-5960
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               Delaware                               13-3804503
     (State or other jurisdiction                  (I.R.S. Employer
   ofincorporation or organization)               Identification No.)

                               -----------------

                              Jean-Philippe Maheu
                            Chief Executive Officer
                                Razorfish, Inc.
                          32 Mercer Street, 3rd Floor
                           New York, New York 10013
                                (212) 966-5960
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                               -----------------

                                   Copy to:

                              John Hempill, Esq.
                            Morrison & Foerster LLP
                          1290 Avenue of the Americas
                         New York, New York 10104-0012
                                (212) 468-8000

                               -----------------

   Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                               -----------------

                                  (Calculation Table Appears on Following Page)

   The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

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--------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities offered in this offering. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee $    7,500
Printing Expenses..................................     25,000
Legal fees and expenses............................     90,000
Accounting fees and expenses.......................     35,000
Miscellaneous expenses.............................     50,000
Underwriters expenses..............................  1,650,787
                                                    ----------
   Total........................................... $1,858,287
                                                    ==========

Item 15. Indemnification of Officers and Directors

   Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a directory for violations of the director's fiduciary duty, except (1) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(4) for any transaction from which the director derived an improper personal benefit.

   Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

   Article V of Razorfish's Certificate of Incorporation, as amended and
Article VI of the bylaws provide indemnification of directors and officers of Razorfish to the fullest extent permitted by the DGCL. The Registrant maintains liability insurance for the benefit of its directors and certain of its officers.

   The above discussion of the DGCL and of the Registrant's certificate of incorporation, as amended and bylaws is not intended to be exhaustive and is qualified in its entirety by such statutes, certificate of incorporation and bylaws.

Item 16. Exhibits.


Exhibit No.                                               Description
-----------                                               -----------

    1.1     Placement Agent Letter Agreement with Ladenburg Thalmann & Co., Inc., dated May 24, 2001.**

    1.2     Amendment to Placement Agent Letter Agreement with Ladenburg Thalmann & Co., Inc., dated
              August 14, 2001.**

    1.3     Form of Underwriting Agreement.*

    2.1     Agreement and Plan of Merger, dated as of August 10, 1999, by and between Razorfish, Razorfish
              Merger Sub and I-Cube.(2)

    3.1     Certificate of Incorporation of Razorfish, Inc., as amended.(2)

    3.2     Bylaws of Razorfish.(1)

    4.1     Stockholders Agreement, dated as of October 1, 1998, among Razorfish, Spray Ventures,
            Communicade Inc., Jeffrey A. Dachis and Craig M. Kanarick.(1)

    4.2     Amendment to Stockholders' Agreement, dated February 3, 1999, among Razorfish, Spray Ventures,
            Communicade Inc., Jeffrey A. Dachis and Craig M. Kanarick.(1)

    4.3     Form of Senior Note.*

    4.4     Registration Rights Agreement, dated March 30, 1999, between Razorfish and Communicade Inc.(1)

    4.5     Specimen Common Stock Certificate of Razorfish.(1)

    4.6     Form of Subordinated Note.*

    4.7     Form of Certificate of Designation for the preferred stock (together with preferred stock certificate).*

    4.8     Form of Warrant Agreement (together with form of Warrant Certificate).*

    5.1     Opinion of Morrison & Foerster LLP.

   12.1     Computation of Ratio of Earnings to Fixed Charges.**

   23.1     Consent of Arthur Andersen LLP.**

   23.2     Consent of PricewaterhouseCoopers LLP.**

   23.3     Consent of Morrison & Foerster LLP (set forth in Exhibit 5.1).

   24.1     Power of Attorney**


--------
  * To be subsequently filed by amendment to this Registration Statement or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.
 ** Previously filed.

(1) Filed as an exhibit to Razorfish's Registration Statement on Form S-1 or amendments thereto declared effective by the Securities and Exchange Commission on April 26, 1999 (File No. 333-71043) and incorporated herein by reference.
(2) Filed as an exhibit to Razorfish's Registration Statement on Form S-4 or amendments thereto declared effective by the Securities and Exchange Commission on October 1, 1999 (File No. 333-87031) and incorporated herein by reference.

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that the undertakings set forth in paragraphs (i) and
   (ii) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Statement, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 31, 2001.


                                          RAZORFISH, INC.

                                          By: /S/ JEAN-PHILIPPE MAHEU
                                             -----------------------------------
                                             Jean-Philippe Maheu,
                                             Chief Executive Officer

   Pursuant to the requirements of Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed below by the following persons in the capacities and on the date indicated.


    Name and Signatures                  Title                      Date
    -------------------                  -----                      ----

  /S/ JEAN-PHILIPPE MAHEU  Chief Executive Officer and        October 31, 2001
  ------------------------   Director (Principal Executive
    Jean-Philippe Maheu      Officer)

  /S/ JEAN-PHILIPPE MAHEU* Chief Financial Officer (Principal October 31, 2001
  ------------------------   Financial and Accounting
      John J. Roberts        Officer)

  /S/ JEAN-PHILIPPE MAHEU* Director                           October 31, 2001
  ------------------------
      Carter F. Bales

  /S/ JEAN-PHILIPPE MAHEU* Director                           October 31, 2001
  ------------------------
       Peter A. Lund

  /S/ JEAN-PHILIPPE MAHEU* Director                           October 31, 2001
  ------------------------
         Bo Dimert


--------
* As Attorney-in-Fact for each of the named persons pursuant to a Power of Attorney included in the Registration Statement, File No. 333-62146, filed on June 1, 2001.

                               INDEX TO EXHIBITS


Exhibit No.                                               Description
-----------                                               -----------
   1.1      Placement Agent Letter Agreement with Ladenburg Thalmann & Co., Inc., dated May 24, 2001.**
   1.2      Amendment to Placement Agent Letter Agreement with Ladenburg Thalmann & Co., Inc., dated
              August 14, 2001.**
   1.3      Form of Underwriting Agreement.*
   2.1      Agreement and Plan of Merger, dated as of August 10, 1999, by and between Razorfish, Razorfish
              Merger Sub and i-Cube.(2)
   3.1      Certificate of Incorporation of Razorfish, Inc., as amended.(2)
   3.2      Bylaws of Razorfish.(1)
   4.1      Stockholders Agreement, dated as of October 1, 1998, among Razorfish, Spray Ventures,
              Communicade Inc., Jeffrey A. Dachis and Craig M. Kanarick.(1)
   4.2      Amendment to Stockholders' Agreement, dated February 3, 1999, among Razorfish, Spray Ventures,
              Communicade Inc., Jeffrey A. Dachis and Craig M. Kanarick.(1)
   4.3      Form of Senior Note.*
   4.4      Registration Rights Agreement, dated March 30, 1999, between Razorfish and Communicade Inc.(1)
   4.5      Specimen Common Stock Certificate of Razorfish.(1)
   4.6      Form of Subordinated Note.*
   4.7      Form of Certificate of Designation for the preferred stock (together with preferred stock certificate).*
   4.8      Form of Warrant Agreement (together with form of Warrant Certificate).*
   5.1      Form of Opinion of Morrison & Foerster LLP.
  12.1      Computation of Ratio of Earnings to Fixed Charges.**
  23.1      Consent of Arthur Andersen LLP.**
  23.2      Consent of PricewaterhouseCoopers LLP.**
  23.3      Consent of Morrison & Foerster LLP (set forth in Exhibit 5.1).
  24.1      Power of Attorney**

--------
  * To be subsequently filed by amendment to this Registration Statement or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.
 ** Previously filed.
(1) Filed as an exhibit to Razorfish's Registration Statement on Form S-1 or amendments thereto declared effective by the Securities and Exchange Commission on April 26, 1999 (File No. 333-71043) and incorporated herein by reference.
(2) Filed as an exhibit to Razorfish's Registration Statement on Form S-4 or amendments thereto declared effective by the Securities and Exchange Commission on October 1, 1999 (File No. 333-87031) and incorporated herein by reference.

                                      1